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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in Amendment No. 2 of the Registration Statement of Silver Star Foods, Inc. on Form SB-2 of our report dated July 29, 1998, except for Notes 11 and 13 as to which the dates are August 31, 1998 and November 30, 1998, respectively, on our audits of Silver Star Foods, Inc. as at March 31, 1998 and 1997 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".

/s/ WEINICK SANDERS LEVENTHAL & CO., LLP
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Weinick Sanders Leventhal & Co., LLP

New York, N.Y.
December 14, 1998